UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 1, 2014

Commission File Number	Registrant; State of Incorporation; Address and Telephone Number	IRS Employer Identification No.

1-11459	PPL Corporation (Exact name of Registrant as specified in its charter) (Pennsylvania) Two North Ninth Street Allentown, PA 18101-1179 (610) 774-5151	23-2758192

333-173665	LG&E and KU Energy LLC (Exact name of Registrant as specified in its charter) (Kentucky) 220 West Main Street Louisville, KY 40202-1377 (502) 627-2000	20-0523163

1-3464	Kentucky Utilities Company (Exact name of Registrant as specified in its charter) (Kentucky and Virginia) One Quality Street Lexington, KY 40507-1462 (502) 627-2000	61-0247570

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant's Business and Operations

Item 1.01 Entry into a Material Definitive Agreement
and
Item 1.02 Termination of a Material Definitive Agreement

And

Section 2 - Financial Information

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

On October 1, 2014, Kentucky Utilities Company, as borrower ("KU"), entered into a three-year, $198,309,583.05 Letter of Credit Agreement with The Bank of Tokyo-Mitsubishi UFJ, Ltd., New York Branch, as administrative agent and initial issuing lender (the "Credit Agreement").

The Credit Agreement allows for KU to request lenders to issue letters of credit to support its issuances of tax-exempt pollution control bonds and to request loans in connection with certain repayment events for such letters of credit.  KU currently utilizes the full capacity of the Credit Agreement for issuance of letters of credit to support four existing series of pollution control bonds.  KU will pay a market-based facility fee, which is based upon KU's senior secured long-term debt rating, as well as customary letter of credit issuance fees under the Credit Agreement.

The Credit Agreement contains a financial covenant requiring KU's consolidated debt to total capitalization to not exceed 70% (as calculated pursuant to the Credit Agreement), and other customary covenants.  Failure to meet the covenants beyond applicable grace periods and certain other events, including the occurrence of a change of control (as defined in the Credit Agreement), could result in acceleration of due dates of any borrowings, cash collateralization of outstanding letters of credit and/or termination of the Credit Agreement.  The Credit Agreement also contains certain customary representations and warranties that must be made and certain other conditions that must be met for KU to cause lenders to issue letters of credit or make loans.

The Credit Agreement and the issued letters of credit replace a substantially similar $198,309,583.05 Amended and Restated Letter of Credit Agreement, dated as of August 16, 2012, as amended, and existing letters of credit, which were terminated in connection therewith.

Section 9 - Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits

10.1 -
$198,309,583.05 Letter of Credit Agreement dated as of October 1, 2014 among Kentucky Utilities Company, as the Borrower, the Lenders from time to time party hereto and The Bank of Tokyo-Mitsubishi UFJ, Ltd., New York Branch, as Administrative Agent.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

PPL CORPORATION

By:	/s/ Mark F. Wilten
Mark F. Wilten Vice President – Finance and Treasurer

LG&E AND KU ENERGY LLC

By:	/s/ Kent W. Blake
Kent W. Blake Chief Financial Officer

KENTUCKY UTILITIES COMPANY

By:	/s/ Kent W. Blake
Kent W. Blake Chief Financial Officer

Dated:  October 1, 2014